Exhibit 99.1

News Release

Contact:	Jerome J. Gassen
President and Chief Executive Officer
(765) 529-2230

AMERIANA BANCORP ANNOUNCES PENDING SALE OF

AMERIANA INSURANCE AGENCY

NEW CASTLE, Ind. (October 22, 2015) – Jerome J. Gassen, President and Chief Executive Officer of Ameriana Bancorp (NASDAQ: ASBI), today announced the signing of a definitive agreement to sell Ameriana Insurance Agency (“AIA”), a wholly owned subsidiary, to Pfenninger, Claxton and Estelle Insurance Group of New Castle, Indiana. The transaction value is $1,950,000 and is expected to close in the fourth quarter of 2015. Consummation of the transaction is subject to the satisfaction of various closing conditions, including, among others, the receipt of all requisite consents and approvals.

Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana Bank owns Ameriana Insurance Agency, a full-service insurance agency, and Ameriana Financial Services, which offers securities and insurance products through LPL Financial (Member FINRA/SIPC).

This press release contains statements about the proposed sale of Ameriana Insurance Agency and the impact on Ameriana Bancorp. These statements are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed sale of Ameriana Insurance Agency. These statements are based upon current expectations, forecasts and assumptions that are subject to risks, uncertainties and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the satisfaction of various closing conditions, including, among others, the receipt of all requisite consents and approvals, and other rights of termination of the parties set forth in the definitive agreement to sell Ameriana Insurance Agency. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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